EXHIBIT 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to (i) the inclusion of its summary report dated January 3, 2020, containing quantities estimated by Ryder Scott of proved reserves of Laredo Petroleum, Inc. and its subsidiaries, the future net revenues from those reserves and their present value for the year ended December 31, 2019, as an exhibit to this Current Report on Form 8-K filed by Laredo Petroleum, Inc., and (ii) to the incorporation by reference thereof into Laredo Petroleum, Inc.'s Registration Statements on Form S-8 (File No. 333-178828, effective December 30, 2011, File No. 333-211610, effective May 25, 2016 and File No. 333-231593, effective May 20, 2019) and the Registration Statement of Laredo Petroleum, Inc. on Form S-3 (File No. 333-230427, effective March 21, 2019).

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F 1580

Houston, Texas

January 6, 2020

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
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